Exhibit 3.45

ARIZONA CORPORATION COMMISSION
CORPORATION DIVISION

Phoenix Address:	1300 West Washington	Tucson Address:	400 West Congress
	Phoenix, Arizona 85007-2929		Tucson, Arizona 85701-1347

CERTIFICATE OF DISCLOSURE

A.R.S. § 10-202.D

CHECK APPROPRIATE BOX (A OR B)	REM-Arizona, Inc.
ANSWER “C”	EXACT CORPORATE NAME

THE UNDERSIGNED CERTIFY THAT:

A. ☒

No persons serving either by elections or appointment as officers, directors, trustees, incorporators and persons controlling or holding over 10% of the issued and outstanding common shares or 10% of any other proprietary, beneficial or membership interest in the corporation:

1.               Have been convicted of a felony involving a transaction in securities, consumer fraud or antitrust in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate.

2.               Have been convicted of a felony, the essential elements of which consisted of fraud, misrepresentation, theft by false process, or restraint of trade or monopoly in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate.

3.               Have been or are subject to an injunction, judgment, decree or permanent order of any state of federal court entered within the seven-year period immediately preceding the execution of this Certificate wherein such injunction, judgment decree or permanent order:

(a)          Involved the violation of fraud or registration provisions of the securities laws of that jurisdiction; or

(b)         Involved the violation of the consumer fraud laws of that jurisdiction; or

(c)          Involved the violation of the antitrust or restraint of trade laws of that jurisdiction.

B.	For any person or persons who have been or are subject to one or more of the statements in Items A.1 through A.3 above, the following information MUST be attached:
☐

1.               Full name, prior name(s) and aliases, if used.

2.               Full birth name.

3.               Present home address.

4.               Prior addresses (for immediate preceding 7-year period).

5.               Date and location of birth.

6.               Social Security number.

7.               The nature and description of each conviction or judicial action, date and location, the court and public agency involved and file or cause number of case.

C.             Has any person serving as an officer, director, trustee or incorporator of the corporation served in any such capacity or held or controlled over 20% of the issued and outstanding common shares, or 20% of any other proprietary, beneficial or membership interest in any corporation which as been placed in bankruptcy, receivership or had its charter revoked, or administratively or judicially dissolved by any state or jurisdiction?

Yes ☐  No  ☒

IF YOUR ANSWER TO THE ABOVE QUESTION IS “YES”, YOU MUST ATTACH THE FOLLOWING INFORMATION FOR EACH CORPORATION:

1.               Name and address of the corporation.

2.               Full name (including aliases) and address of each person involved.

3.               State(s) in which the corporation: (a) was incorporated. (b) Has transacted business.

4.               Dates of corporate operation.

5.               Date and case number of Bankruptcy or date of revocation/administrative dissolution.

D.            The fiscal year end adopted by the corporation is December 31

Under penalties of law, the undersigned incorporator(s)/officer(s) declare(s) that I (we) have examined this Certificate, including any attachments, and to the best of my (our) knowledge and belief it is true, correct, and complete. THE SIGNATURE(S) MUST BE DATED WITHIN THIRTY (30) DAYS OF THE DELIVERY DATE.

BY	/s/ Nancy Roetman Menzel			BY:	/s/ Nancy G. Barber Walden
PRINT NAME	Nancy Roetman Menzel			PRINT NAME	Nancy G. Barber Walden
TITLE	Incorporator	DATE	11/26/96	TITLE	Incorporator	DATE	11/26/96

DOMESTIC CORPORATIONS: ALL INCORPORATORS MUST SIGN THE INITIAL CERTIFICATE OF DISCLOSURE. If within sixty days, any person becomes an officer, director, trustee or person controlling or holding over 10% of the issued and outstanding shares or 10% of any other proprietary, beneficial, or membership interest in the corporation and the person was not included in this disclosure, the corporation must file an AMENDED certificate signed by at least one duly authorized officer of the corporation.

FOREIGN CORPORATIONS: MUST BE SIGNED BY AT LEAST ONE DULY AUTHORIZED OFFICER OF THE CORPORATION.

CF: 0022-Business Corporations

Rev: 7/96

ARTICLES OF INCORPORATION

OF	[SEAL]

REM-Arizona, Inc.

The undersigned, acting as incorporators of a corporation under the Arizona Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

FIRST:  The name of the corporation is REM-Arizona, Inc.

SECOND:  The period of its duration, if less than perpetual, is                                    .

THIRD: The purpose or purposes for which the corporation is organised are:

To engage in the transaction of any or all lawful purposes for which corporations may be incorporated under the provisions of the Arizona Business Corporation Act.

FOURTH: A brief statement of the character of business which the corporation initially intends actually to conduct in Arizona is:  To provide health care related services. including but not limited to services for acquired brain injury persons and/or developmentally disabled persons.

(use the following if the shares are to consist of one class only)

FIFTH: The aggregate number of shares which the corporation shall have authority to issue is one hundred thousand (100,000) of the par value of one Dollars ($1.00) each (or without par value).

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SEVENTH: The name and address of the initial statutory agent of the corporation is

C T Corporation System
3225 North Central Avenue,
Phoenix, Maricopa County, Arizona 85012

EIGHTH:  The number of directors constituting the initial board of directors of the corporation is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Name	Address

Thomas E. Miller	6921 York Avenue South
Edina, Minnesota 55435

Craig R. Miller	6921 York Avenue South
Edina, Minnesota 55435

Douglas V. Miller	6921 York Avenue South
Edina, Minnesota 55435

NINTH: The name and address of each incorporator is:

Name	Address

Nancy Roetman Menzel	3400 City Center
33 South Sixth Street
Minneapolis. Minnesota 55402

Nancy C. Barber Walden	3400 City Center
33 South Sixth Street
Minneapolis, Minnesota 55402

TENTH: Provisions, not inconsistent with law, which the incorporation elect to set forth are:  The personal liability of each director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director are hereby limited to the fullest extent permitted by law.

DATED	November 26	,	1996	.

/s/ Nancy Roetman Menzel

/s/ Nancy C. Barber Walden

C T CORPORATION SYSTEM, having been designated to act as statutory agent, hereby consents to act in that capacity until it is removed, or submits its resignation, in accordance with the Arizona Revised Statutes.

C T CORPORATION SYSTEM

By:	/s/ Susan S. Warner, Asst VP
(Title of Office)

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PAID

ARTICLES OF AMENDMENT

[SEAL]	OF

REM-Arizona, Inc.
[Name of Corporation]

1.	The name of the corporation is REM-Arizona, Inc.

2.	Attached hereto as Exhibit A is the text of each amendment adopted.

3.	☒	The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

	☐	Exhibit A contains provisions for implementing the exchange, reclassification or cancellation of issued shares provided for therein.

	☐	The amendment provides for exchange, reclassification or cancellation of issued shares. Such actions will be implemented as follows:

4.	The amendment was adopted the 24th day of May, 2000.

5.	☐	The amendment was adopted by the ☐ incorporators ☐ board of directors without shareholder action and shareholder action was not required.

	☒	The amendment was approved by the shareholders. There is (are) 1 voting groups eligible to vote on the amendment. The designation of voting groups entitled to vote separately on the amendment, the number of votes in each, the number of votes represented at the meeting at which the amendment was adopted and votes cast for and against the amendment were as follows:

The voting group consisting of 100 outstanding shares of common [class or series] stock is entitled to 100 votes. There were 100 votes present at the meeting.  The voting group cast 100 votes for and 0 votes against approval of the amendment.  The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

The voting group consisting of 100 outstanding shares of common [class or series] stock is entitled to 100 votes.  There were 0 votes present at the meeting.  The voting group cast 100 votes for and           votes against approval of the amendment.  The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

DATED as of this 12th day of July, 2000

REM-Arizona, Inc.
[name of corporation]

By	/s/ Craig R. Miller
	Craig R. Miller	VP and Sec’y
	[name]	[title]

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EXHIBIT A

RESOLVED, that Article I of the Articles of Incorporation of the Corporation be amended to read as follows:

ARTICLE I

The name of this corporation shall be REM Arizona, Inc.

FURTHER RESOLVED, that this amendment to the Articles of Incorporation of the Corporation shall be effective as of the 1st day of August, 2000.